Exhibit 11.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 30, 2024, with respect to the financial statements of CWS Investments Inc. contained in the Offering Statement filed by CWS Investments Inc. under Regulation A of the Securities Act of 1933. We consent to the use of the aforementioned report in the Offering Statement and to the use of our name as it appears under the caption Independent Auditors.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
June 10, 2024